Exhibit 1.07

LEHMAN BROTHERS HOLDINGS INC.

Medium-Term Notes, Series I

DISTRIBUTION AGREEMENT

May [   ], 2006

Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

Lehman Brothers Holdings Inc., a Delaware corporation (the “Company”), confirms its agreement with you (the “Agent”) with respect to the issue and sale by the Company of its Medium-Term Notes, Series I (the “Medium-Term Notes” or the “Securities”). The Securities are to be issued pursuant to an indenture, dated as of September 1, 1987, as amended and supplemented to date (as amended, the “Indenture”), between the Company and Citibank, N.A., as trustee (the “Trustee”).

Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Securities directly on its own behalf at any time, and to any person, the Company hereby appoints the Agent as the exclusive agent of the Company for the purpose of soliciting offers to purchase the Securities from the Company by others. This Agreement shall only apply to sales of the Securities and not to sales of any other securities or evidences of indebtedness of the Company and only on the specific terms set forth herein.

SECTION 1            Representations and Warranties. The Company represents and warrants to the Agent as of the date hereof, as of the Closing Date referred to in Section 2(e) hereof, and as of the times referred to in Section 6(a) hereof (the Closing Date and each such time being hereinafter sometimes referred to as a “Representation Date”), as follows:

(a)  An “automatic shelf effective registration statement” (as defined in Rule 405 (“Rule 405”) under the Securities Act of 1933, as amended (the “Securities Act”)) relating to the Securities (i) has been prepared by the Company in conformity with the requirements of the Securities Act and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) has been filed with the Commission under the Securities Act not earlier than the date that is three years prior to the date hereof; and (iii) is effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Company to you as the Agent. As used in this Agreement:

(i)            “Applicable Time” means the time and date set forth in the Purchase Agreement (as defined below) for an issue of Securities or, when not otherwise agreed to between the Company and the Agent, the time and date when

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the Agent first conveys to purchasers the pricing terms of an issue of Securities set forth in the applicable Term Sheet for such issue of Securities;

(ii)           “Base Prospectus” the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement;

 (iii)         “Effective Date” means any date as of which any part of such registration statement relating to the Securities became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations (including pursuant to Rule 430B of the Rules and Regulations);

(iv)          “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 of the Rules and Regulations (“Rule 433”)) in connection with the offering of the Securities;

 (v)          “Preliminary Prospectus” means any preliminary prospectus relating to the Securities, including the Base Prospectus and any prospectus supplement thereto relating to the Securities, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations (“Rule 424(b)”);

(vi)          “Pricing Disclosure Package” means, as of the Applicable Time for an issue of Securities, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time and any Term Sheet prepared and filed pursuant to Section 3(a) hereof;

(vii)         “Prospectus” means the final prospectus relating to the Securities, including the Base Prospectus and any prospectus supplement thereto relating to the Securities, as filed with the Commission pursuant to Rule 424(b); and

(viii)        “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or Prospectus deemed to be a part thereof pursuant to Rule 430B of the Rules and Regulations, and all exhibits to such registration statement.

Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) on or prior to the date hereof. Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such prospectus. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) and any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in such prospectus, in each case after the date of such prospectus; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company on Form 10-K filed with the Commission

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pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement.

The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the Company’s knowledge, threatened by the Commission. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement pursuant to Rule 401(g)(2) of the Rules and Regulations.

(b)  The Company has been since the time of initial filing of the Registration Statement and continues to be a “well-known seasoned issuer” eligible to use Form S-3 for the offering of the Securities, including not having been an “ineligible issuer” (as such terms are defined in Rule 405) at any such time or date.

(c)  The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations; the Registration Statement and any post-effective amendments thereto do not and will not, as of the applicable effective date or dates, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendment or supplement thereto will not, as of its date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation or warranty shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by or through the Agent specifically for inclusion therein or to any statements in or omissions from the statement of eligibility and qualification on Form T-1 of the Trustee under the Trust Indenture Act (“Form T-1”). The documents incorporated by reference into any Preliminary Prospectus and the Prospectus, at the time they were or are filed with the Commission, conform or will conform, as the case may be, in all material respects with the requirements of the Securities Act and the Rules and Regulations and the Exchange Act and the rules and regulations adopted by the Commission thereunder, and did not or will not, as the case may be, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)  The Pricing Disclosure Package for any issue of Securities will not, as of the Applicable Time for such issue of Securities, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to (i) information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company by or through the Agent specifically for inclusion therein, (ii) any statements in or omissions from the Form T-1, or (iii) any other information listed on Schedule III to the Purchase Agreement or otherwise agreed to between the Company and the Agent.

(e)  The Company has not made any written communication relating to the Securities that would constitute an Issuer Free Writing Prospectus (other than the Term Sheet prepared and filed

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pursuant to Section 3(a) hereof) without the prior consent of the Agent; the Company has complied and will comply with the requirements of Rule 433 with respect to any such Issuer Free Writing Prospectus; any such Issuer Free Writing Prospectus will not, as of its issue date and through the time the Securities are delivered pursuant to Section 3 hereof, include any information that conflicts with the information contained in the Registration Statement and the Prospectus; and any such Issuer Free Writing Prospectus, when taken together with the information contained in the Registration Statement and the Prospectus, did not, when issued or filed pursuant to Rule 433, and does not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation or warranty shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by or through the Agent specifically for inclusion therein.

(f)  The nationally recognized independent registered public accounting firm whose report appears in the Company’s most recent Annual Report on Form 10-K, which is incorporated by reference in the Prospectus, are independent registered public accountants as required by the Securities Act and the Rules and Regulations. In the event that a report of a nationally recognized independent registered public accounting firm regarding historical financial information with respect to any entity acquired by the Company is required to be incorporated by reference in the Prospectus, such independent registered public accountants were independent public accountants, as required by the Securities Act and the Rules and Regulations, during the period of their engagement to examine the financial statements being reported on and at the date of their report.

(g)  The audited consolidated financial statements of the Company included in the Prospectus and the Registration Statement present, and will present, as of the applicable Representation Date and during each period during which solicitations of offers to purchase Securities have not been suspended or during which, in the opinion of counsel to the Agent, a prospectus relating to the Securities is required to be delivered under the Securities Act (or required to be delivered but for Rule 172 of the Rules and Regulations) (each a “Marketing Period”), fairly on a consolidated basis the financial position, the results of operations, changes in common stock and stockholder’s equity and cash flows of the Company and its subsidiaries as of the respective dates and for the respective periods indicated, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The unaudited consolidated financial statements of the Company, if any, included in the Prospectus and the Registration Statement and the related notes are, and will be, as of the applicable Representation Date and during each Marketing Period, true, complete and correct, subject to normally recurring changes resulting from year-end audit adjustments, and prepared in accordance with Regulation S-X of the Rules and Regulations.

(h)  Except as described in or contemplated by the Registration Statement and the Prospectus, there has not been any material adverse change in, or any adverse development which materially affects, the business, properties, financial condition or results of operations of the Company or the Company and its subsidiaries taken as a whole from the dates as of which information is given in the Registration Statement and the Prospectus.

(i)  The Securities conform to the description thereof contained in the Prospectus, are duly and validly authorized, and, when validly authenticated, issued and delivered in

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accordance with the Indenture and sold as provided in this Agreement, will be validly issued and outstanding obligations of the Company entitled to the benefits of the Indenture.

(j)  The Indenture has been duly and validly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Indenture (i) has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), (ii) complies as to form with the requirements of the Trust Indenture Act and (iii) conforms to the description thereof in the Prospectus.

(k)  This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The execution, delivery and performance of this Agreement and the consummation of any related transactions described in the Registration Statement will not (i) conflict with, result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its Significant Subsidiaries pursuant to the terms of, or constitute a default under, any agreement, indenture or instrument, (ii) result in a violation of the organizational documents of the Company or any of its Significant Subsidiaries or (iii) result in the violation of any statute or any order, rule or regulation of any court or governmental agency having jurisdiction over the Company, any of its Significant Subsidiaries or their property, except in the case of clauses (i) and (iii) above for such conflict or violation that would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the business, condition or properties of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). Except as set forth in the Prospectus or as required by the Securities Act, the Exchange Act, the Trust Indenture Act and applicable state securities laws, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement. “Significant Subsidiary” means any subsidiary of the Company with assets greater than or equal to 7.5% of the assets of the Company and its subsidiaries determined on a consolidated basis in accordance with GAAP (the “Consolidated Assets”). For the purposes of this definition, the Consolidated Assets at any time shall be determined on the basis of the financial statements in the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, filed with the Commission.

(l)  Each of the Company and the Significant Subsidiaries have been duly organized, are validly existing and in good standing under the laws of their respective jurisdictions of formation, are duly qualified to do business and in good standing as foreign corporations and are duly registered as a broker-dealer, broker, dealer or investment advisor, as the case may be, in each jurisdiction in which their respective ownership of property or the conduct of their respective businesses requires such qualification or registration, except for such jurisdictions in which the failure to qualify, to be in good standing or to register would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Each

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of the Company and the Significant Subsidiaries holds all licenses, permits, and certificates from governmental authorities necessary for the conduct of its business and owns, or possesses adequate rights to use, all rights necessary for the conduct of such business and has not, to the Company’s knowledge, received any notice of conflict with the asserted rights of others in respect thereof, except in each case where the failure to do so would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and each of the Company and the Significant Subsidiaries has the power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged. Neither the Company nor any of the Significant Subsidiaries is in violation of its organizational documents or in default under any agreement, indenture or instrument, the effect of which violation or default would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as may be disclosed in the Registration Statement and the Prospectus, all outstanding shares of capital stock of the Significant Subsidiaries have been duly authorized and are validly issued and outstanding, fully paid and non-assessable and, except for directors’ qualifying shares, are owned by the Company, directly or indirectly through subsidiaries, free and clear of any lien, pledge and encumbrance or any claim of any third party.

(m)  Except as described in the Registration Statement and the Prospectus, there is no litigation or governmental proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries which might reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or which is required to be disclosed in the Registration Statement and the Prospectus.

(n)  The Company is not, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).

(o)  The certificates delivered pursuant to paragraph (d) of Section 5 hereof and all other documents delivered by the Company or its representatives in connection with the issuance and sale of the Securities were on the dates on which they were delivered, or will be on the dates on which they are to be delivered, in all material respects true and complete.

(p)  Any certificate signed by any officer of the Company and delivered to one or more Purchasers (as hereinafter defined) or to counsel for the Purchasers in connection with an offering of the Securities to one or more Purchasers as principal or through the Agent or an Additional Agent as agent shall be deemed a representation and warranty by the Company to such Purchasers, Agent or Additional Agents (as the case may be) as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

SECTION 2            Solicitations as Agent. (a)  On the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, the Agent agrees, as exclusive agent of the Company, to use its reasonable best efforts to solicit offers to purchase the Securities upon the terms and conditions set forth in the Prospectus. The Agent shall not otherwise employ, pay or compensate any other person to solicit offers to purchase the Securities or to perform any of its functions as agent without the prior written consent of the Company. The Company reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Securities commencing at any time for any period of time or

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permanently. Upon receipt of at least one business day’s prior notice from the Company, the Agent will forthwith suspend solicitation of offers to purchase Securities from the Company until such time as the Company has advised the Agent that such solicitation may be resumed. For the purpose of the foregoing sentence, “business day” shall mean any day which is not a Saturday or Sunday and which in New York City is not a day on which banking institutions are generally authorized or obligated by law to close. The Agent is authorized to solicit offers to purchase the Securities only in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000, at a purchase price equal to 100% of the principal amount thereof, or such other denominations or purchase price as shall be specified by the Company. The Agent shall communicate to the Company, orally or in writing, each reasonable offer to purchase Securities received by it as Agent. The Company shall have the sole right to accept offers to purchase the Securities and may reject any such offer in whole or in part. The Agent shall have the right, in its discretion reasonably exercised without advising the Company, to reject any offer to purchase the Securities received by it in whole in part, and any such rejection shall not be deemed a breach of its agreement contained herein.

(b)  Promptly upon the closing of the sale of any Securities sold by the Company as a result of a solicitation made by the Agent, the Company agrees to pay the Agent a commission agreed to between the Company and the Agent.

(c)  The Agent represents and warrants to, and agrees with, the Company that it has not made, and will not make, any offer relating to the Securities that would constitute a “free writing prospectus” (as defined in Rule 405), without the prior written consent of the Company, other than one or more free writing prospectuses relating to the Securities containing customary information not inconsistent with the Term Sheet (as defined in Section 3(a) below) prepared and filed by the Company pursuant to Section 3(a) hereof.

(d)  Administrative procedures respecting the sale of each of the Securities shall be agreed upon from time to time by the Agent and the Company (the “Procedures”). The Procedures initially shall include those procedures set forth in Exhibit A hereto. The Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by each of them herein and in the Procedures.

(e)  The documents required to be delivered by Section 5 hereof shall be delivered at the offices of Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, no later than 10:00 A.M., New York City time, on the date of this Agreement or at such later time as may be mutually agreed by the Company and the Agent, which in no event shall be later than the time at which the Agent commences solicitation of purchasers of Securities hereunder, such time and date be herein called the “Closing Date.”

SECTION 3            Covenants of the Company. The Company covenants and agrees with the Agent that it will furnish (to the extent it has not already done so) to each of the Agent and Simpson Thacher & Bartlett LLP, counsel to the Agent, a copy of the Registration Statement, including all exhibits, in the form it became effective and all of the amendments thereto and that:

(a)  Unless otherwise notified by the Agent, the Company will prepare a final term sheet (a “Term Sheet”) relating to each offering of Securities, containing only information that describes the final terms of the Securities or the offering, in the form consented to by the

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Agent (which, in the case of any issue of Securities to be sold pursuant to a Purchase Agreement, will be in the form set forth in Schedule IV to such Purchase Agreement), and will file such Term Sheet pursuant to and in the time period required by Rule 433(d) of the Rules and Regulations (“Rule 433(d)”).

(b)  The Company will prepare, with respect to any Securities to be sold through or to the Agent pursunt to this Agreement, a pricing supplement with respect to such Securities in the form agreed to by the Agent and will file such pricing supplement with the Commission prusuant to Rule 424(b) not later than the time specified by such rule.

(c)  The Company shall advise the Agent promptly (i) of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Agent a reasonable opportunity to comment on any such proposed amendment or supplement and will advise the Agent of the filing of any such amendment or supplement; (ii) of any request or proposed request by the Commission for an amendment or supplement to the Registration Statement, the Prospectus, to any document incorporated by reference in any of the foregoing or for additional information; (iii) of the issuance by the Commission of any stop order preventing or suspending the use of the Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus, or the effectiveness of the Registration Statement or any part thereof or the initiation or threat of any stop order proceeding and will use its best efforts to prevent the issuance of any stop order and to obtain as soon as possible its lifting, if issued; (iv) of receipt by the Company of any notification by the Commission of any objection to the use of the form of the Registration Statement pursuant to Rule 401(g)(2) of the Rules and Regulations and (v) of the receipt by the Company of any order with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose. The Company will use its best efforts to prevent the issuance of any order referred to in clause (iii) or (v) and, if issued, to obtain as soon as possible the withdrawal thereof. In the event of its receipt of any notification referred to in clause (iv), the Company will promptly take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Agent (and references herein to the “Registration Statement” shall include any such amendment or new registration statement).

(d)  If, during any Marketing Period, any event occurs as a result of which the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company will notify the Agent promptly to suspend solicitation of purchases of the Securities; and if the Company shall decide to amend or supplement the Registration Statement or the Prospectus, it will promptly advise the Agent by telephone (with confirmation in writing) and will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance and will use its reasonable best efforts to cause any amendment of the Registration Statement containing an amended Prospectus to be made effective as soon as possible.

(e)  The Company will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus (other than the Term Sheet prepared and filed pursuant to Section 3(a) hereof) without the prior written consent of the Agent.

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(f)  The Company will file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d), will retain in accordance with Rule 433(g) of the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Agent and, upon its request, to file such document and to prepare and furnish without charge to the Agent as many copies as the Agent may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(g)  As soon as practicable, but not later than 18 months, after the date of each acceptance by the Company of an offer to purchase Securities hereunder, the Company will make generally available to its security holders an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations under the Securities Act.

(h)  The Company will furnish to the Agent without charge written and electronic copies of the Registration Statement, including all exhibits, the Prospectus and all amendments and supplements to such documents, and any Issuer Free Writing Prospectus in each case as soon as available and in such quantities as are reasonably requested.

(i)  The Company will furnish such information, execute such instruments and take such actions as may be required to qualify the Securities for offering and sale under the laws of such jurisdictions as the Agent may designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

(j)  The Company will pay the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1) of the Rules and Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Rules and Regulations.

(k)  If required by Rule 430B(h) of the Rules and Regulations, the Company will prepare a prospectus in a form approved by the Agent and to file such prospectus pursuant to Rule 424(b) not later than may be required by such Rule; and the Company will make no further amendment or supplement to such prospectus that will be disapproved by the Agent promptly after reasonable notice thereof.

SECTION 4            Payment of Expenses. The Company will pay (i) the costs incident to the authorization, issuance, sale and delivery of the Securities and any taxes payable in that connection, (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto, (iii) the costs incident to

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the preparation, printing and filing of any document and any amendments and exhibits thereto required to be filed by the Company under the Exchange Act, (iv) the costs of distributing the Registration Statement, as originally filed, and each amendment and post-effective amendment thereof (including exhibits), any Preliminary Prospectus in any of the foregoing documents, the Prospectus, any Issuer Free Writing Prospectus and any amendments thereof or supplements thereto, (v) the fees and disbursements of the Trustee and its counsel, (vi) the cost of any filings with the National Association of Securities Dealers, Inc., (vii) the fees and disbursements of counsel to the Company and the Company’s accountants, (viii) the fees paid to rating agencies in connection with the rating of the Securities, (ix) the fees and expenses of qualifying the Securities under the securities laws of the several jurisdictions as provided in Section 3(h) hereof and of preparing and printing a Blue Sky Survey and a memorandum concerning the legality of the Securities as an investment (including fees and expenses of the Agent’s counsel in connection therewith) and (x) all other costs and expenses incident to the performance of the Company’s obligations under this Agreement. In addition, the Company agrees to reimburse the Agent for the fees and disbursements of its legal counsel.

SECTION 5            Conditions of Obligations. The obligation of the Agent, as agent of the Company, under this Agreement to solicit offers to purchase the Securities is subject to the accuracy in all material respects, on each Representation Date, of the representations and warranties on the part of the Company contained herein, to the accuracy of any material statements of officers of the Company made in any certificates, opinions, affidavits, written statements or letters furnished to the Agent or counsel to the Agent pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional conditions precedent:

(a)  No order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, or suspending the qualification of the Indenture shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission; no notice of objection of the Commission to use the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the Rules and Regulations shall be have been received by the Company; and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction the Agent.

(b)  At the Closing Date, the Company shall have furnished to the Agent the opinion of the Chief Legal Officer, General Counsel or an Associate General Counsel of the Company, addressed to the Agent and dated the Closing Date, to the effect that:

(i)  The Company has been duly incorporated and is validly existing and in good standing as a corporation under the law of the jurisdiction of its incorporation and has full corporate power to conduct the businesses in which it is engaged as described in the Prospectus. Each of the Significant Subsidiaries that is incorporated under the laws of the United States or any State or territory thereof (a “Domestic Significant Subsidiary”) is a duly incorporated and validly existing corporation in good standing under the law of its jurisdiction of incorporation, and has full corporate power and authority to conduct its business as described in the Prospectus. Each of the Company and the Domestic Significant Subsidiaries is duly qualified to do business as a foreign corporation, is in good standing in its jurisdiction of incorporation and is duly registered as a broker-dealer,

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broker, dealer or investment advisor, as the case may be, in each jurisdiction in which the nature of the business conducted by it or in which the ownership or holding by lease of the properties owned or held by it requires such qualification or registration, except for such jurisdictions where the failure to so qualify, to be in good standing or to register would not have a Material Adverse Effect.

(ii)  All the outstanding shares of capital stock of the Domestic Significant Subsidiaries have been duly authorized and are validly issued and outstanding and are fully paid and non-assessable and, except for directors’ qualifying shares, are owned by the Company or a subsidiary of the Company free and clear of any claims, liens, encumbrances and security interests.

(iii)    The Securities and the Indenture conform in all material respects to the descriptions thereof contained in the Prospectus.

(iv)  The Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act and constitutes a valid and legally binding instrument enforceable against the Company in accordance with its terms; and the Securities have been duly authorized, executed and issued by the Company, and, when executed and authenticated as specified in the Indenture and delivered against payment therefor in accordance with this Agreement, will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture, provided, however, that the foregoing is subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally from time to time in effect, to general equitable principles (whether considered in a proceeding at law or in equity) and to an implied covenant of good faith and fair dealing).

(v)  No consent, approval, authorization, order, registration or qualification of any court or governmental agency or body is required for the consummation of the transactions contemplated in this Agreement, except for (1) such consents, approvals, authorizations, orders registrations or qualifications as have been obtained under the Securities Act and such as may be required under the Exchange Act, under state securities laws and Blue Sky laws of any jurisdiction, and (2) the qualification of the Indenture under the Trust Indenture Act, which has been obtained.

(vi)  Such counsel does not know of any contracts or other documents that are required to be filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations.

(vii)  Except as described in the Registration Statement and the Prospectus, such counsel does not know of any litigation or any governmental proceeding pending or threatened against the Company or any of its subsidiaries that might reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or that is required to be disclosed in the Registration Statement and the Prospectus.

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(viii)  To such counsel’s knowledge, neither the Company nor any of the Domestic Significant Subsidiaries is in violation of its corporate charter or by-laws, nor in default under any agreement, indenture or instrument known to such counsel, which violation or default might reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(ix)  This Agreement has been duly authorized, executed and delivered by the Company; the execution, delivery and performance of this Agreement by the Company will not conflict with, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or the Domestic Significant Subsidiaries pursuant to the terms of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel and to which the Company or the Domestic Significant Subsidiaries is a party or bound, or result in a violation of the corporate charter or by-laws of the Company or the Domestic Significant Subsidiaries or any statute, rule, regulation or any order known to such counsel of any court or governmental agency having jurisdiction over the Company, the Domestic Significant Subsidiaries or any of their respective properties, the effect of which conflict, violation or default might reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(x)  The Registration Statement has become effective under the Securities Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission, and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the Rules and Regulations has been received by the Company.

(xi)  The Registration Statement and the Prospectus (except that no opinion need be expressed as to the financial statements and notes thereto or the schedules or other financial or statistical data or the Form T-1 included or incorporated by reference therein), comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations.

Such counsel shall also have furnished a statement that although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except as to those matters stated in paragraph (iii) of this subsection (b)), such counsel has no reason to believe that (A) the Registration Statement, as of the latest Effective Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (B) the Prospectus as of its date and as of the Closing Date contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (except, with respect to (A) or (B) above, that no statement need be made as to the financial statements and notes thereto or the schedules or other financial or statistical data or the Form T-1 included or incorporated by reference therein). In rendering such opinion and statement, such counsel may rely upon opinions of local counsel satisfactory to the Agent for matters not governed by New York law and may rely as to matters of fact, to the extent he or she deems proper, upon certificates or affidavits of officers of the Company, the Trustee

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and public officials. Such counsel may rely on a certificate of the Trustee with respect to the execution of the Securities by the Company and the authentication thereof by the Trustee.

(c)  At the Closing Date, the Agent shall have received from counsel to the Agent such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Registration Statement and the Prospectus and other related matters as the Agent may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d)   The Company shall have furnished to the Agent on the Closing Date a certificate of its Chief Executive Officer, President, Chief Operating Officer, Chief Administrative Officer, any Executive Vice President, Senior Vice President or Vice President, and its Chief Financial Officer, its Treasurer, its Financial Controller or its Global Head of Asset Liability Management (or other officer performing substantially the same function), dated the day of the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement, and that, to the best of their knowledge, after due inquiry:

(i)  The representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

(ii)  No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened; and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the Rules and Regulations has been received by the Company.

(iii)  (i) the Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iii) since the effective date of the Registration Statement there has not occurred any event required to be set forth in an amended or supplemented Prospectus which has not been so set forth.

(e)  At the Closing Date, a nationally recognized independent registered public accounting firm shall have furnished to the Agent a letter, dated the day of the Closing Date, confirming that they are independent auditors with respect to the Company within the meaning of the Securities Act and in form and substance satisfactory to the Agent, stating in effect that:

(i)  In their opinion, the consolidated financial statements of the Company and its subsidiaries, and the supporting schedules, included in the Registration Statement and the Prospectus and audited by them comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published rules and regulations thereunder.

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(ii)  On the basis of a reading of the unaudited consolidated financial statements of the Company and its subsidiaries, if any, included in the Registration Statement and the Prospectus and of the latest unaudited consolidated financial statements made available by the Company and Lehman Brothers Inc., carrying out certain specified procedures (but not an audit in accordance with generally accepted auditing standards), a reading of the minutes of the meetings of the directors of the Company and Lehman Brothers Inc., and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries, as to transactions and events subsequent to the date of the most recent audited consolidated financial statements included in the Registration Statement and the Prospectus, nothing came to their attention that caused them to believe that:

(A)          any material modifications should be made to the unaudited consolidated financial statements of the Company and its subsidiaries, if any, included in the Registration Statement and the Prospectus, for them to be in conformity with generally accepted accounting principles; and such financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the published instructions, rules and regulations thereunder;

(B)           the unaudited capsule information of the Company and its subsidiaries, if any, included in the Registration Statement and the Prospectus does not agree with the amounts set forth in the unaudited consolidated financial statements of the Company from which it was derived or was not determined on a basis substantially consistent with that of the corresponding financial information in the latest audited financial statements of the Company included in the Registration Statement and the Prospectus;

(C)           (I) as of the latest date as of which the Company and its subsidiaries have monthly financial statements, as compared to amounts shown in the most recent consolidated financial statements of the Company and its subsidiaries included in the Registration Statement and the Prospectus, there was any change in the capital stock (other than issuances of common stock upon the exercise of options or employee awards and the repurchase of common stock in the ordinary course of business to provide for common stock to be issued pursuant to the exercise of options or employee awards), or increase in long-term indebtedness, or decrease in net assets or stockholders’ equity of the Company and its subsidiaries and (II) from the date of the most recent consolidated financial statements of the Company and its subsidiaries included in the Registration Statement and the Prospectus to the latest date as of which the Company and its subsidiaries have monthly financial statements, there was any consolidated loss from operations before taxes or consolidated net loss of the Company and its subsidiaries; or

(D)          as of a specified date no more than three business days prior to the date of the letter, as compared to the date of the most recent consolidated financial statements of the Company and its subsidiaries included in the Registration Statement and Prospectus, there was any change in capital stock (other than issuances of common stock upon the exercise of options or employee awards and the repurchase of common stock in the ordinary course of business to provide for common stock to

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be issued pursuant to the exercise of options or employee awards), or increase in long-term indebtedness, or decrease in net assets or stockholders’ equity of the Company and its subsidiaries;

except in all instances for changes, increases or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof, unless said explanation is not deemed necessary by the Agent.

(iii)  If pro forma financial statements are included in the Registration Statement or the Prospectus, (x) they have read such pro forma financial statements, (y) they have made inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company as to the basis for their determination of the pro forma adjustments and whether such pro forma financial statements comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X and (z) they have proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts; and as a result thereof, nothing came to their attention that caused them to believe that such pro forma financial statements do not so comply with Rule 11-02 of Regulation S-X and that such pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements.

(iv)  They have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is expressed in dollars, or percentages derived from dollar amounts, and has been obtained from the general accounting records of the Company) set forth in the Registration Statement, as amended, and the Prospectus, as amended or supplemented, and in Exhibit 12 to the Registration Statement, including specified information, if any, included or incorporated from the Company’s Annual Report on Form 10-K incorporated therein or specified information, if any, included or incorporated from any of the Company’s Quarterly Reports on Form 10-Q or its Current Reports on Form 8-K incorporated therein, agrees with the accounting records of the Company and its subsidiaries or computations made therefrom, excluding any questions of legal interpretation.

(f)  Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(g)  Since the date of the latest audited financial statements included in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which is, in the judgment of the Agent, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the

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delivery of the Securities being delivered on such Delivery Date on the terms and in the manner contemplated in any Prospectus.

(h)  Prior to the Closing Date, the Company shall have furnished to the Agent such further information, certificates and documents as the Agent or counsel to the Agent may reasonably request.

If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates or opinions furnished to the Agent or to counsel to the Agent pursuant to this Section 5 shall not be in all material respects reasonably satisfactory in form and substance to the Agent and to counsel to the Agent, this Agreement and all obligations of the Agent hereunder may be cancelled by the Agent. Notice of such cancellation shall be given to the Company in writing, or by telegraph confirmed in writing.

SECTION 6            Additional Covenants of the Company. The Company covenants and agrees that:

(a)  Each acceptance by it of an offer for the purchase of Securities shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects at the time of such acceptance and an undertaking that such representations and warranties will be true and correct in all material respects at the time of delivery to the purchaser or his agent of the Securities relating to such acceptance as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended or supplemented to each such time).

(b)  During each Marketing Period, each time that the Registration Statement or the Prospectus shall be amended or supplemented or the Company shall file with the Commission any document incorporated by reference into the Prospectus (other than by filing with the Commission of an exhibit to the Registration Statement or Prospectus that does not relate to the Securities, a prospectus supplement not relating to the Securities or an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedule or maturities of the Securities or a change in the principal amount of Securities remaining to be sold or other information contemplated by the Prospectus to be filed in a pricing supplement related to the Securities or similar changes, or any other change that the Agent reasonably deems immaterial), the Company shall, (i) within two (2) business days after such amendment, supplement or filing or (ii) if such amendment, supplement or filing was not filed during a Marketing Period, within two (2) business days after the first day of the next succeeding Marketing Period, furnish the Agent with a certificate of the Chairman of the Board, any Vice Chairman, the Chief Executive Officer, any Executive Vice President or any Vice President and the Treasurer, the Chief Financial Officer or the Senior Vice President and Director of Global Asset and Liability Management of the Company in form satisfactory to the Agent to the effect that the statements contained in the certificate referred to in Section 5(d) hereof which was last furnished to the Agent are true and correct at the time of such amendment or supplement or filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(d), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery

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of such certificate. If requested by the Lead Manager (which term shall have the meaning specified in the Purchase Agreement (as hereinafter defined), or, if there is only a single Purchaser, shall mean such Purchaser), in its sole discretion, pursuant to Section 11(a) of this Agreement in connection with the purchase of Securities from the Company by the Agent or one or more other Purchasers as principal, the Company shall deliver to the Lead Manager on behalf of the Purchasers on the Settlement Date (as defined in the applicable Purchase Agreement) a certificate of the type described in the previous sentence.

(c)  During each Marketing Period, each time that the Registration Statement or the Prospectus shall be amended or supplemented or the Company shall file with the Commission any document incorporated by reference into the Prospectus (other than by filing with the Commission of an exhibit to the Registration Statement or Prospectus that does not relate to the Securities, an amendment or supplement to or document incorporated by reference in the Registration Statement or Prospectus setting forth only financial statements or other financial information (including any press release announcing earnings), a prospectus supplement not relating to the Securities or an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedule or maturities of the Securities or a change in the principal amount of Securities remaining to be sold or other information contemplated by the Prospectus to be filed in a pricing supplement related to the Securities or similar changes, or any other change that the Agent reasonably deems immaterial), the Company shall, (i) within two (2) business days after such amendment, supplement or filing or (ii) if such amendment, supplement or filing was not filed during a Marketing Period, within two (2) business days after the first day of the next succeeding Marketing Period, furnish the Agent with the written opinion of an Associate General Counsel to the Company, addressed to the Agent and dated the date of delivery of such opinion, in form satisfactory to the Agent, of the same tenor as the opinion referred to in Section 5(b) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such opinion; provided, however, that in lieu of such opinion, such counsel may furnish the Agent with a letter to the effect that the Agent may rely on a prior opinion delivered under Section 5(b) or this Section 6(c) to the same extent as if it were dated the date of such letter authorizing reliance (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such letter authorizing reliance). If requested by the Lead Manager, in its sole discretion, pursuant to Section 11(a) of this Agreement in connection with the purchase of Securities from the Company by the Agent or one or more other Purchasers as principal, the Company shall deliver to the Lead Manager on behalf of the Purchasers on the Settlement Date an opinion of counsel of the type described in the previous sentence.

(d)  During each Marketing Period, each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information or the Company files with the Commission any document incorporated by reference into the Prospectus which contains additional financial information (other than information that the Agent reasonably deems immaterial), the Company shall cause the Company’s auditors to furnish the Agent, (i) within two (2) business days after such amendment, supplement or filing or (ii) if such amendment, supplement or filing was not filed during a Marketing Period, within two (2) business days after the first day of the next succeeding marketing Period, a letter, addressed to the Agent and dated the date of delivery of such letter, in form and substance satisfactory to the Agent, of the same tenor as the letter referred to in Section 5(e) hereof but modified to relate

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to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, the Company’s auditor may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless there is contained therein any other accounting, financial or statistical information that, in the Agent’s reasonable judgment, should be covered by such letter, in which event such letter shall also cover such other information. If requested by the Lead Manager, in its sole discretion, pursuant to Section 11(a) of this Agreement in connection with the purchase of Securities from the Company by the Agent or one or more other Purchasers as principal, the Company shall deliver to the Lead Manager on behalf of the Purchasers on the Settlement Date a letter of the type described in the previous sentence.

SECTION 7            Indemnification and Contribution. (a)  The Company shall indemnify and hold harmless the Agent, its officers and employees and each person, if any, who controls the Agent within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action or pending action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Securities), to which the Agent, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability, action or pending action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, as originally filed or in any amendment thereof, or in any Preliminary Prospectus, Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (C) any “issuer information” filed or required to be filed pursuant to Rule 433(d) used or referred to in any “free writing prospectus” (as defined in Rule 405) with the consent of the Company and used or referred to by the Agent, or (ii) the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading,  and shall reimburse the Agent and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Agent, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability, action or pending action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss,  claim, damage, liability, action or pending action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information concerning the Agent furnished to the Company by or on behalf of the Agent specifically for use in connection with the preparation thereof. The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to the Agent or to any officer, employee or controlling person of the Agent.

(b)  The Agent shall indemnify and hold harmless the Company, its officers, employees, each of its directors, and  each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action or pending action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability, action or pending action arises out of, or is based

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upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, as originally filed or in any amendment thereof, or in any Preliminary Prospectus, Prospectus or in any amendment or supplement thereto or (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein any  material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Agent furnished to the Company by or on  behalf of the Agent specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability, action or pending action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability that the Agent may otherwise have to the Company or any such director, officer, employee or controlling person.

(c)  Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section  7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and either (i) the indemnifying party or parties and the indemnified party or parties mutually agree or (ii) representation of both the indemnifying party or parties and the indemnified party or parties by the same counsel is inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Agent in the case of subparagraph (a) representing the indemnified parties under subparagraph (a), as the case may be, who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall (i) without the prior written

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consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d)  If the indemnification provided for in this Section  7 shall for any  reason be unavailable to or insufficient to hold harmless an indemnified party under Section  7(a) or 7(b) in respect of any loss, claim, damage or liability, or any action or pending action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, action or pending action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company  on the one hand and the Agent on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company  on the one hand and the Agent on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, action or pending action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agent on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Agent with respect to the Securities purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Securities under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agent agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section  7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section  7(d), no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it exceeds the amount of any damages which the Agent has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent

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misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)  The Agent confirms and the Company acknowledges and agrees that, with respect to any issue of Securities, the names of the Agents on the cover of the Prospectus, the concession and reallowance figures in the Pricing Supplement for such Securities and the paragraphs relating to stabilization by the Agent appearing under the caption “Plan of Distribution” in the Base Prospectus are correct and constitute the only information concerning the Agent furnished in writing to the Company specifically for inclusion therein.

SECTION 8            Status of the Agent. In soliciting offers to purchase the Securities from the Company pursuant to this Agreement (other than offers to purchase pursuant to Section 11(a)), the Agent is acting solely as agent for the Company and not as principal. The Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Securities from the Company has been solicited by the Agent and accepted by the Company but the Agent shall have no liability to the Company in the event any such purchase is not consummated for any reason. If the Company shall default in its obligations to deliver Securities to a purchaser whose offer it has accepted, the Company shall (i) hold the Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii), in particular, pay to the Agent any commission to which it would be entitled in connection with such sale.

SECTION 9            Representations and Warranties to Survive Delivery. All representations and warranties of the Company contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of the termination or cancellation of this Agreement or any investigation made by or on behalf of the Agent or any person controlling the Agent or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Securities.

SECTION 10          Termination. (a)  This Agreement may be terminated for any reason, at any time, by either party hereto upon the giving of one day’s written notice of such termination to the other party hereto. The provisions of Sections 3(h), 3(i), 4, 7, 8 and 9 hereof shall survive any termination of this Agreement.

(b)  The obligations of the Agent hereunder or under any Purchase Agreement may be terminated by the Agent by notice given to and received by the Company prior to delivery of and payment for any issue of Securities if, prior to that time, (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including without limitation as a result of terrorist activities after the date hereof, or the effect of international conditions on the financial markets in the United States shall be such as to make it,

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in the judgment of the Agent, impracticable or inadvisable to proceed with the public offering or delivery of the Securities being delivered on such date on the terms and in the manner contemplated in the Prospectus. The provisions of Sections 3(h), 3(i), 4, 7, 8 and 9 hereof shall survive any termination of a Purchase Agreement.

SECTION 11          (a)  Purchases as Principal. From time to time the Agent or one or more additional financial institutions experienced in the distribution of securities similar to the Securities (each a “Purchaser”), may agree with the Company to purchase Securities from the Company as principal. Such agreement (a “Purchase Agreement”), if with the Agent only, may be oral (in which case a written confirmation of terms shall be delivered by the Agent to the Company) or may be made in accordance with the terms of a separate written agreement to be entered into between the Agent and/or the other Purchasers and the Company, substantially in the form attached hereto as Exhibit B or in such other form as the company and the Agent and/or the other Purchasers may agree. Each Purchaser executing a written Purchase Agreement shall become a party to this Agreement, vested with all the authority, rights and powers and subject to all the duties and obligations of the Agent when purchasing Securities as a principal, as if originally named as an Agent hereunder, but solely in connection with and for the purposes of the issue of Securities identified in such Purchase Agreement. At the time of each purchase of Securities from the Company by the Agent or one or more other Purchasers as principal, the Lead Manager, in its sole discretion, shall specify the requirements for the officers’ certificate, opinion of counsel and comfort letter pursuant to Sections 5(b), 5(c), 5(d) and 5(e) hereof.

(b)  Additional Agents. Subject to Section 11(a) and notwithstanding Section 2(a) above, the Company may from time to time appoint one or more additional financial institutions experienced in the distribution of securities similar to the Securities (each such additional institution herein referred to as an “Additional Agent”) as agent(s) hereunder on an issue by issue basis, pursuant to a letter (an “Agent Accession Letter”) substantially in the form of Exhibit C to this Agreement, whereupon each such Additional Agent shall, subject to the terms and conditions of this Agreement and the Agent Accession Letter, become a party to this Agreement as an agent, vested with all the authority, rights and powers and subject to all the duties and obligations of an Agent as if originally named as an Agent hereunder, but solely in connection with and for the purposes of the issue of Securities identified in such Agent Accession Letter.

SECTION 12          Notices. Except as otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agent shall be directed to it as follows: Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Fixed Income Syndicate; notices to the Company shall be directed to it as follows: Lehman Brothers Holdings Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Treasurer.

SECTION 13          Research Analyst Independence. The Company acknowledges that the Agent’s research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Agent’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Agent with respect to any conflict of interest that may arise from

22

the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Agent’s investment banking divisions. The Company acknowledges that the Agent is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

SECTION 14          No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering, sale of the Securities or any other services the Agent may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Agent:  (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Agent, on the other, exists; (ii) the Agent is not acting as advisor, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Securities, and such relationship between the Company, on the one hand, and the Agent, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Agent may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Agent and its respective affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Agent with respect to any breach of fiduciary duty in connection with this offering.

SECTION 15          Binding Effect; Benefits. This Agreement shall be binding upon the Agent, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control the Agent within the meaning of Section 15 of the Securities Act, and (b) the indemnity agreement of the Agent contained in Section 7 hereof shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company. Nothing in this Agreement is intended or shall be construed to give any person, other than the person referred to in this Section, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

SECTION 16          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York. This Agreement may be executed in counterparts and the executed counterparts shall together constitute a single instrument.

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If the foregoing correctly sets forth our agreement, please indicate your acceptance hereof in the space provided for that purpose below.

Very truly yours,

LEHMAN BROTHERS HOLDINGS INC.

By:
Name: Barrett S. DiPaolo
Title: Vice President

CONFIRMED AND ACCEPTED,
as of the date first above written:

LEHMAN BROTHERS INC.

By:
Name: Martin Goldberg
Title: Senior Vice President

24

EXHIBIT A

Lehman Brothers Holdings Inc.

Medium-Term Notes, Series I

ADMINISTRATIVE PROCEDURES

I.  General Procedures

Medium-Term Notes, Series I (the “Notes”) are to be offered on a continuing basis by Lehman Brothers Holdings Inc. (the “Company”). Lehman Brothers Inc., as agent (the “Agent”), has agreed to use its reasonable best efforts to solicit offers to purchase the Notes. The Notes are being sold pursuant to a Distribution Agreement between the Company and the Agent dated May [    ], 2006 (the “Distribution Agreement”) to which these administrative procedures are attached as an exhibit. Terms defined in the Distribution Agreement shall have the same meaning when used in this exhibit.

Administrative responsibilities, document control and record-keeping functions to be performed by the Company will be performed by its Treasury Department. Administrative procedures for the offering are explained below.

Each Note will be represented by a Global Security (as defined hereinafter) delivered to the Trustee, as agent for the Depository Trust Company (“DTC”), and recorded in the book-entry system maintained by DTC (a “Book-Entry Note”). An owner of a Book-Entry Note will not be entitled to receive a certificate representing such Note. In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representation from the Company and the Trustee to DTC dated as of the date hereof and a Medium-Term Note Certificate Agreement between the Trustee and DTC dated October 31, 1988, and its obligations as a participant in DTC, including DTC’s Same-Day Funds Settlement System (“SDFS”). Except as otherwise set forth in this Exhibit B, Book-Entry Notes will be issued in accordance with the administrative procedures set forth below.

Price to Public

Each Note will be issued at 100% of principal amount, unless otherwise determined by the Company.

Date of Issuance

Each Note will be dated and issued as of the date of its authentication by the Trustee.

Maturities

Each Note will mature on a Business Day (as defined below) selected by the purchaser and agreed upon by the Company, such date generally being more than three months from the date of issuance.

“Business Day” shall have the meaning as set forth in the prospectus supplement unless otherwise indicated in the pricing supplement.

Denominations

The Notes will be issued in the denomination of $1,000 and any larger denomination which is an integral multiple of $1,000, unless otherwise indicated in the applicable Pricing Supplement.

Registration

Notes will be issued only in fully registered form.

Interest Payments

Each Note bearing interest at a fixed rate will bear interest from its issue date at the annual rate stated on the face thereof. Unless otherwise indicated in the applicable Pricing Supplement, interest will be payable on February 15 and August 15 of each year (the “Interest Payment Dates”) and at maturity. Interest will be calculated and paid on the basis of a 360-day year of twelve 30-day months or, in the case of an incomplete month, the number of days elapsed. Interest will be payable to the person in whose name such Note is registered at the close of business on the February 1 or August 1, or such other dates as set forth in the applicable Pricing Supplement (the “Record Dates”), next preceding the respective Interest Payment Date; provided, however, that interest payable on a maturity date will be payable to the person to whom principal shall be payable. The first payment of interest on any Note originally issued between a Record Date and an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Record Date. All interest payments (excluding interest payments made at maturity) will be made by wire transfer by the Trustee or by check mailed by the Trustee to the person entitled thereto as provided above.

On the fifth Business Day immediately preceding each Interest Payment Date, the Trustee will notify the Company as to the total amount of the interest payments to be made on such Interest Payment Date. The Trustee (or any duly selected paying agent) will provide monthly to the Company’s Treasury Department a list of the principal and interest to be paid on Notes maturing in the next succeeding month. The Company will provide to the Trustee not later than the payment date sufficient moneys to pay in full all principal and interest payments due on such payment date. The Trustee will assume responsibility for withholding taxes on interest paid as required by law.

For special provisions relating to Floating Rate Notes, see Appendix A hereto.

Acceptance and Rejection of Offers

The Company shall have the sole right to accept offers to purchase Notes and may reject any such offer in whole or in part. The Agent shall promptly communicate to the Company, orally or in writing, each reasonable offer to purchase Notes from the Company received by it other than those rejected by the Agent. The Agent shall have the right, in its discretion reasonably exercised, without notifying the Company, to reject any offers in whole or in part.

Settlement

The receipt of immediately available funds by the Company in payment for a Note (less the applicable commission) and the authentication and issuance of such Note shall, with respect to such Note, constitute “Settlement”. All offers accepted by the Company will be settled from one to five Business Days from the date of acceptance by the Company pursuant to the timetable for Settlement set forth below unless the Company and the purchaser agree to Settlement on a later date; provided, however, that the Company will notify the Trustee of any such later date on or before the Business Day immediately prior to the Settlement date. Except as otherwise may be agreed to by the Company and the Agent, no Settlement of a Note will occur between a Record Date and an Interest Payment Date for that Note.

Settlement Procedures

In the event of a purchase of Notes by the Agent or another Purchaser or Purchasers, as principal, appropriate Settlement details will be set forth in the applicable Purchase Agreement to be entered into between the Agent and the Company pursuant to the Distribution Agreement.

Settlement procedures with regard to each Note sold through the Agent shall be as follows:

A.                                   The Agent will advise the Company and the Trustee in writing, by telex or facsimile, of the following Settlement information:

1.                                       Exact name in which Note is to be registered (“Registered Owner”).

2.                                       Exact address of the Registered Owner and address for payment of principal and interest, if any.

3.                                       Taxpayer identification number of the Registered Owner.

4.                                       Principal amount of the Note (and, if multiple Notes are to be issued, denominations thereof).

5.                                       Settlement date.

6.                                       Maturity date.

7.                                       Interest rate:

a.                                       Fixed Rate Notes:

i.                                          interest rate

b.                                      Floating Rate Notes:

i.                                          base rate

ii.                                       initial interest rate

iii.                                    spread or spread multiplier, if any

iv.                                   interest reset dates

v.                                      interest payment dates

vi.                                   index maturity

vii.                                maximum and minimum interest rates, if any

8.                                       If applicable, the date on or after which the Notes are redeemable at the option of the Company and other terms of redemption.

9.                                       If applicable, the date on or after which the Notes are terminable at the option of the holder.

10.                                 Agent’s Commission (to be paid in the form of a discount from the proceeds remitted to the Company upon Settlement).

B.                                     The Company will confirm the above Settlement information to the Trustee by telephone (confirmed in writing), telex or facsimile, and the Trustee will assign a Note number to the transaction. If the Company rejects an offer, the Company will promptly notify the Agent and the Trustee by telephone.

C.                                     The Agent will deliver to the purchaser a copy of the most recent Prospectus applicable to the Note with or prior to any written offer of Notes and the confirmation and payment by the purchaser for the Note.

Settlement Procedures Timetable

For offers accepted by the Company, Settlement procedures “A” through “C” set forth above shall be completed, as applicable, to the extent practicable on or before the respective times set forth below:

Settlement Procedure	Time (New York City)
A	2 PM on date of sale
B	3 PM on date of sale
C	3 PM on the Settlement date

Fails

In the event that a purchaser of a Note shall either fail to accept delivery of or make payment for a Note on the date fixed by the Company for Settlement, the Agent will immediately notify the Trustee and the Company’s Treasurer by telephone, confirmed in writing, of such failure and return the Note to the Trustee. Upon the Trustee’s receipt of the Note from the Agent, the Company will promptly return to the Agent an amount of immediately available funds equal to any amount previously transferred to the Company in respect of the Note pursuant to advances made by the Agent. Such returns will be made on the Settlement date, if possible, and in any event not later than 12 noon (New York City time) on the Business Day following the Settlement date. The Company will reimburse the Agent on an equitable basis for its loss of the use of the funds during the period when the funds were credited to the account of the Company. Upon receipt of the Note in respect of which the default occurred, the Trustee will mark the Note “cancelled”, make appropriate entries in its records and deliver the Note to the Company with an appropriate debit advice. The Agent will not be entitled to any commission with respect to any Note which the purchaser does not accept or make payment for.

Maturity

Upon presentation of each Note at maturity the Trustee (or any duly appointed Paying Agent) will pay the principal amount thereof, together with accrued interest due at maturity. Such payment shall be made in immediately available funds, provided that the Note is presented to the Trustee (or any such Paying Agent) in time for the Trustee (or such Paying Agent) to make payments in such funds in accordance with its normal procedures. The Company will provide the Trustee (and any such Paying Agent) with funds available for immediate use for such purpose. Notes presented at maturity will be cancelled by the Trustee as provided in the Indenture.

Procedure for Rate Changes

The Company will establish interest rates from time to time for the Notes then being offered and when a decision has been reached to change the interest rates of the Notes being sold by the Company, the Company will promptly advise the Agent, which will forthwith suspend solicitation of offers. The Agent will telephone the Company with recommendations as to the changed interest rates.

Suspension of Solicitation; Amendment or Supplement

If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify the Agent promptly to suspend solicitation of purchases of the Securities and the Agent shall suspend its solicitations of purchases of securities; and if the Company shall decide to amend or supplement the Registration Statement or the Prospectus, it will promptly advise the Agent by telephone (with confirmation in writing) and will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance and will use its reasonable best efforts to cause any amendment of the Registration Statement containing an amended Prospectus to be made effective as soon as possible. Upon the Agent’s receipt of such amendment or supplement and advice from the Company that solicitations may be resumed, the Agent will resume solicitations of purchases of the Securities.

In addition, subject to its representations, warranties and covenants contained in the Distribution Agreement, the Company may instruct the Agent to suspend solicitation of offers to purchase at any time for a period of time or permanently. Upon receipt of such instructions the Agent will forthwith (but in any event within one Business Day) suspend solicitation of offers to purchase from the Company until such time as the Company has advised it that solicitation of offers to purchase may be resumed. If the Company decides to amend or supplement the Registration Statement or the Prospectus relating to the Notes (other than to change interest rates), it will promptly advise the Agent and the Trustee and will furnish the Agent and the Trustee with copies of the proposed amendment or supplement.

In the event that at the time the Agent, at the direction of the Company, suspends solicitation of offers to purchase from the Company there shall be any orders outstanding which have not been settled, the Company will promptly advise the Agent and the Trustee whether such orders may be settled and whether copies of the Prospectus as theretofore amended or supplemented as in effect at the time of the suspension may be delivered in connection with the Settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

Delivery of Prospectus

The Agent will, to the extent required by applicable law, rule or regulation (including Rule 172 of the Rules and Regulations), provide a copy of the relevant Prospectus, appropriately amended or supplemented, which must accompany or precede each written offer of a Note, if any, by the Agent, each written confirmation of a sale sent to a purchaser or his agent by the Agent and each Note delivered to a purchaser or his agent.

Authenticity of Signatures

The Company will cause the Trustee to furnish the Agent from time to time with the specimen signatures of each of the Trustee’s officers, employees and agents who have been authorized by the Trustee to authenticate Notes, but the Agent will have no obligation or liability to the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any Note.

Advertising Costs

The Company will determine with the Agent the amount and nature of advertising that may be appropriate in offering the Notes. Advertising expenses in connection with solicitation of offers to purchase Notes from the Company will be paid by the Company.

II.  Special Administrative Procedures for Book-Entry Notes Issuance

On any date of settlement (as defined under “Settlement” below) for one or more Fixed Rate Book-Entry Notes, the Company will issue a single global security in fully registered form without coupons (a “Global Security”) representing up to each $500,000,000 principal amount of all of such Notes that have the same original issuance date, interest rate, optional redemption dates and Stated Maturity. Similarly, on any settlement date for one or more Floating Rate Book-Entry Notes, the Company will issue a single Global security representing up to each $500,000,000 principal amount of all of such Notes that have the same interest rate basis, original issuance date, Initial Interest Rate, Interest Payment Dates, Index Maturity, Spread, Spread Multiplier, minimum interest rate (if any), maximum interest rate (if any), optional redemption dates (if any), Stated Maturity and other terms. Each Global Security will be dated and issued as of the date of its authentication by the Trustee. No Global Security will represent both Fixed Rate and Floating Rate Book-Entry Notes.

Identification Numbers

The Company will arrange, on or prior to commencement of a program for the offering of Book-Entry Notes, with the CUSIP Service Bureau of Standard & Poor’s Credit Market Services (the “CUSIP Service Bureau”) for the reservation of a series of CUSIP numbers (including tranche numbers), consisting of approximately 900 CUSIP numbers and relating to Global Securities representing the Book-Entry Notes. The Company has or will obtain from the CUSIP Service Bureau a written list of such series of reserved CUSIP numbers and will deliver to the Trustee and DTC such written list of 900 CUSIP numbers of such series. The Trustee will assign CUSIP numbers to Global Securities as described below under Settlement Procedure “B”. The Company will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Trustee has assigned to Global Securities. The Trustee will notify the Company at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Global Securities, and if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Global Securities representing Book-Entry Notes. Upon obtaining such additional CUSIP numbers the Company shall deliver such additional CUSIP numbers to the Trustee and DTC.

Registration

Each Global Security will be registered in the name of Cede & Co., as nominee for DTC, on the Securities Register maintained under the Indenture. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note, the “Participants”) to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers

Transfers of a Book-Entry Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note.

Consolidation and Exchange

The Trustee may deliver to DTC and the CUSIP Service Bureau at any time a written notice of consolidation specifying (i) the CUSIP number of two or more Outstanding Global Securities that represent (A) Fixed Rate Book-Entry Notes having the same interest rate, optional redemption dates (if any) and Stated Maturity and with respect to which interest has been paid to the same date or (B) Floating Rate Book-Entry Notes having the same interest rate basis, optional redemption dates (if any), Initial Interest Rate, Interest Payment Dates, Index Maturity, Spread and/or Spread Multiplier, minimum interest rate (if any), maximum interest rate (if any) and with respect to which interest has been paid to the same date, (ii) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date for such Book-Entry Notes, on which such Global Securities shall be exchanged for a single replacement Global Security and (iii) a new CUSIP number, obtained from the Trustee, to be assigned to such replacement Global Security. Upon receipt of such a notice, DTC will send to its participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Securities to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Securities for a single Global Security bearing a new CUSIP number and dated the last Interest Payment Date to which interest has been paid or duly provided for on the exchanged Global Securities, and the CUSIP numbers of the exchanged Global Securities will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. Notwithstanding the foregoing, if the Global Securities to be exchanged exceed $500,000,000 in aggregate principal amount, one Global Security will be authenticated and issued to represent each $500,000,000 of principal amount of the exchanged Global Securities and an additional Global Security will be authenticated and issued to represent any remaining principal amount of such Global Securities (see “Denominations” below).

Maturities

Each Book-Entry Note generally will mature on a date not less than three months after the settlement date for such Note. A Floating Rate Book Entry Note will mature only on an Interest Payment Date for such Note.

Denominations

Book-Entry Notes will be issued in principal amounts of $1,000 or any amount in excess thereof that is an integral multiple of $1,000. Global Securities will be denominated in principal amounts not in excess of $500,000,000. If one or more Book-Entry Notes having an aggregate principal amount in excess of $500,000,000 would, but for the preceding sentence, be represented by a single Global Security, then one Global security will be issued to represent each $500,000,000 principal amount of such Book-Entry Note or Notes and an additional Global Security will be issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global Securities representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

Interest

General. Interest on each Book-Entry Note will accrue from and including the last Interest Payment Date, except in the case of Floating Rate Notes which reset daily or weekly. Each payment of interest on a Book-Entry Note will include interest accrued through the day preceding, as the case may be, the Interest Payment Date or Maturity, except in the case of Floating Rate Book-Entry Notes which reset daily or weekly. In the case of Floating Rate Book-Entry Notes which reset daily or weekly, interest payments will include accrued interest from and including the original issuance date or from and including the last date in respect of which interest has been paid, as the case may be, to, and including the Record Date immediately preceding the applicable Interest Payment Date, provided that at Maturity the interest payable will include interest accrued from and including the original issuance date or from and including the last date in respect of which interest has been paid through the day preceding Maturity. Interest payable at the Maturity of a Book-Entry Note will be payable to the Person to whom the principal of such Note is payable. Standard & Poor’s Credit Market Services will use the information received in the pending deposit message described under Settlement Procedure “C” below in order to include the amount of any interest payable and certain other information regarding the related Global Security in the appropriate weekly bond report published by Standard & Poor’s Credit Market Services.

Promptly after each Interest Determination Date (as defined in Appendix A hereto) for Floating Rate Notes, the Calculation Agent will notify the Trustee after confirmation with the Company, and the Trustee in turn will notify Standard & Poor’s Credit Market Services, of the interest rates determined on such Interest Determination Date.

Payments of Principal and Interest

Payments of Interest Only. Promptly after each Regular Record Date, the Trustee will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Global Security on the following Interest Payment Date (other than an Interest Payment Date coinciding with maturity) and the total of such amounts. DTC will confirm the amount payable on each Global Security on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor’s Credit Market Services. The Company will pay to the Trustee, as paying agent, the total amount of interest due on such Interest Payment Date (other than at Maturity), and the Trustee will pay such amount to DTC at the times and in the manner set forth below under “Manner of Payment”.

Payments at Maturity. On or about the first Business Day of each month, the Trustee will deliver to the Company and DTC a written list of principal and interest to be paid on each Global Security maturing in the following month. The Company, the Trustee and DTC will confirm the amounts of such principal and interest payments with respect to each such Global Security on or about the fifth Business Day preceding the Maturity of such Global Security, except for Notes with a daily reset period in which case the Company, the Trustee and DTC will confirm the amount of the principal payable with respect to each such Global Security on or about the fifth Business Day preceding Maturity and the amount of interest payable with respect to such Global Security two Business Days preceding the maturity of such Global Security. The Company will pay to the Trustee, as the paying agent, the principal amount of such Global Security, together with interest due at such Maturity. The Trustee will pay such amount to DTC at the times and in the manner set forth below under “Manner of Payment”.

Promptly after payment to DTC of the principal and interest due at the Maturity of such Global Security, the Trustee will cancel such Global Security and deliver it to the Company with an appropriate debit advice.

Manner of Payment. The total amount of any principal and interest due on Global Securities on any Interest Payment Date or at Maturity shall be paid by the Company to the Trustee in funds available for use by the Trustee as of 9:30 A.M. (New York City time) on such date. The Company will make such payment on such Global Securities by instructing the Trustee to withdraw funds from an account maintained by the Company at the Trustee. The Company will confirm such instructions in writing to the Trustee. For maturity, redemption or any other principal payments: prior to 10 A.M. (New York City time) on such date or as soon as possible thereafter, the Trustee will make such payments to DTC in same day funds in accordance with DTC’s Same Day Funds Settlement Paying Agent Operating Procedures. For interest payments: the Trustee will make such payments to DTC in accordance with existing arrangements between DTC and the Trustee. DTC will allocate such payments to its participants in accordance with its existing operating procedures. Neither the Company nor the Trustee shall have any direct responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.

Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Acceptance and Rejection of Offers

Unless otherwise instructed by the Company, the Agent will advise the Company promptly by telephone of all offers to purchase Book-Entry Notes received by the Agent, other than those rejected by it in whole or in part in the reasonable exercise of its discretion. Unless otherwise agreed by the Company and each of the Agent, the Company has the sole right to accept offers to purchase Book-Entry Notes and may reject any such offer in whole or in part.

Settlement

The receipt by the Company of immediately available funds in payment for a Book-Entry Note and the authentication and issuance of the Global Security representing such Note shall constitute “settlement” with respect to such Note. All orders accepted by the Company will be settled from one to five Business Days from the date of acceptance by the Company pursuant to the timetable set forth below unless the Company and the purchaser agree to settlement on a later date.

Settlement Procedures

Settlement Procedures with regard to each Book-Entry Note sold by the Company through the Agent, as agent, shall be as follows:

A.                                   The Agent will advise the Company and the Trustee in writing, by telex or facsimile, the following Settlement information:

1.                                       Exact name in which Note is to be registered (“Registered Owner”).

2.                                       Exact address of the Registered owner and address for payment of principal and interest, if any.

3.                                       Taxpayer identification number of the Registered Owner.

4.                                       Principal amount of the Note (and, if multiple Notes are to be issued, denominations thereof)

5.                                       Settlement date.

6.                                       Maturity date.

7.                                       Interest rate:

a.                                       Fixed Rate Notes

i.                                          interest rate

b.                                      Floating Rate Notes:

i.                                          base rate,

ii.                                       initial interest rate,

iii.                                    interest reset period or interest reset dates,

iv.                                   interest payment dates,

v.                                      index maturity,

vi.                                   maximum and minimum interest rates, if any,

vii.                                spread or spread multiplier, if any,

viii.                             if the note is a LIBOR note, any index currency, and

ix.                                     any other terms relating to the particular method of calculating the interest rate for the note and whether and how the spread or spread multiplier may be changed prior to stated maturity.

8.                                       If applicable, the date on or after which the Notes are redeemable at the option of the Company and other terms of redemption.

9.                                       If applicable, the date on or after which the Notes are terminable at the option of the holder.

10.                                 Agent’s Commission (to be paid in the form of a discount from the proceeds remitted to the Company upon Settlement).

B.                                     The Company will confirm the above Settlement information to the Trustee by telephone (confirmed in writing), telex or facsimile, and the Trustee will assign a Note number to the transaction. If the Company rejects an offer, the Company will promptly notify the Agent and the Trustee by telephone.

C.                                     The Company shall communicate with the Trustee and Agent and each such communication by the Company shall constitute a representation and warranty by the Company to the Trustee and the Agent that (i) such Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company and (ii) such Note, and the Global Security representing such Note, will conform with the terms of the Indenture pursuant to which such Note and Global Security are issued.

D.                                    The Trustee will assign a CUSIP number to the Global Security representing such Note and then advise the Company by telephone (confirmed in writing at any time on the same date) or electronic transmission of such CUSIP number.

E.                                      The Trustee will enter a pending deposit message through DTC’s Participant Terminal System, providing the following settlement information to DTC, the Agent and Standard & Poor’s Credit Market Services:

1.                                       The information set forth in Settlement Procedure “A”.

2.                                       Identification as a Fixed Rate Book-Entry Note or a Floating Rate Book-Entry Note.

3.                                       Initial Interest Payment Date for such Note, number of days by which such date succeeds the related “DTC Record Date” (which term means the Regular Record Date except in the case of Floating Rate Notes which reset daily and weekly in which case it means the date 5 calendar days immediately preceding the Interest Payment Date) and amount of interest per $1,000 principal amount payable on such Interest Payment Date.

4.                                       Frequency of interest payments (monthly, semiannually, quarterly, etc.).

5.                                       CUSIP number of the Global Security representing such Note.

6.                                       Whether such Global Security will represent any other Book-Entry Note (to the extent known at such time).

F.                                      The Trustee will complete the preprinted Global Security representing such Note, the form of which was previously approved by the Company, the Agent and the Trustee.

G.                                     The Trustee will authenticate the Global Security representing such Note.

H.                                    DTC will credit such Note to the Trustee’s participant account at DTC.

I.                                         The Trustee will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit such Note to the Trustee’s participant account and credit such Note to the Agent’s participant account and (ii) debit the Agent’s settlement account and credit the Trustee’s settlement account for an amount equal to the price of such Note less the Agent’s commission. The entry of such a deliver order shall constitute a representation and warranty by the Trustee to DTC that (i) the Global Security representing such Book-Entry Note has been issued and authenticated and (ii) the Trustee is holding such Global Security pursuant to the Medium-Term Note Certificate Agreement between the Trustee and DTC (the “Certificate Agreement”).

J.                                        The Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC (i) to debit such Note to the Agent’s participant account and credit such Note to the participant accounts of the Participants with respect to such Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Agent for an amount equal to the price of such Note.

K.                                    Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures “I” and “J” will be settled in accordance with SDFS operating procedures in effect on the settlement date.

L.                                      The Trustee will credit to an account of the Company maintained at the Trustee funds available for immediate use in the amount transferred to the Trustee in accordance with Settlement Procedure “I”.

M.                                 Monthly, the Trustee will send to the Company a statement setting forth the principal amount of Book-Entry Notes Outstanding as of that date under the Indenture and setting forth a brief description of any sales of which Company has advised the Trustee but which have not yet been settled.

N.                                    The Agent will, to the extent required by applicable law, rule or regulation (including Rule 172 of the Rules and Regulations), deliver to the purchaser a copy of the most recent Prospectus applicable to the Note with or prior to any written offer of Notes and the confirmation and payment by the purchaser of the Note.

O.                                    The Agent will confirm the purchase of such Note to the purchaser either by transmitting to the Participants with respect to such Note a confirmation order or orders through DTC’s institutional delivery system or by mailing a written confirmation to such purchaser.

Settlement Procedures Timetable

For orders of Book-Entry Notes solicited by the Agent, as agent, and accepted by the Company for settlement on the first Business Day after the sale date, Settlement Procedures “A” through “N” set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

Settlement Procedure Time

A-C	11:00 A.M. on the sale date
D, E	2:00 P.M. on the sale date
F	9:00 A.M. on settlement date

G, H	10:00 A.M. on settlement date
I,J	2:00 P.M. on settlement date
K	4:45 P.M. on settlement date
L,N	5:00 P.M. on settlement date (or earlier to the extent required by applicable law, rule or regulation)

If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures “A” “B” “C” “D” and “E” shall be completed as soon as practicable but no later than the times specified above on the first Business Day after the sale date. If the initial interest rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure “A” is completed, Settlement Procedures “B” “C”, “D” and “E” shall be completed as soon as such rate has been determined but no later than the times specified above on the second Business Day before the settlement date. Settlement Procedure “K” is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

If settlement of a Book-Entry Note is rescheduled or cancelled, the Trustee will deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date.

Failure to Settle

If the Trustee has not entered an SDFS delivery order with respect to a Book-Entry Note pursuant to Settlement Procedure “I”, the Trustee shall immediately notify the Company thereof. Thereafter, upon written request of the Company (which may be evidenced by facsimile transmission), the Trustee shall deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the Trustee’s participant account. DTC will process the withdrawal message, provided that the Trustee’s participant account contains a principal amount of the Global Security representing such Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Security, the Trustee will mark such Global Security “cancelled”, make appropriate entries in the Trustee’s records and send such cancelled Global Security to the Company. The CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Security, the Trustee will exchange such Global Security for two Global Securities, one of which shall represent such Book-Entry Note or Notes and shall be cancelled immediately after issuance and the other of which shall represent the other Book-Entry Notes previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

If the purchase price for any Book-Entry Note is not timely paid to any Participant with respect to such Note by the beneficial purchaser thereof (or a Person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participant may enter a deliver order through DTC’s Participant Terminal System debiting such Note to such Participant’s participant account and crediting such Note free to the participant account of the Trustee and shall notify the Trustee and the Company thereof. Thereafter, the Trustee, (i) will immediately notify the Company thereof, once the Trustee has confirmed that such Note has been credited to its participant account, and the Company shall immediately transfer by Fedwire (immediately available funds) to such Participant an amount equal to the price of such Note which was previously credited to the account of the Company maintained at the Trustee in accordance with Settlement Procedure “L” and (ii) the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph.

Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement Procedures “F” and “G”, for the authentication and issuance of a Global Security representing the other Book-Entry Notes to have been represented by such Global Security and will make appropriate entries in its records.

APPENDIX A

Special Provisions Relating to Floating Rate Notes

Interest Rate

Interest on Floating Rate Notes will be determined by reference to an “Interest Rate Basis”, which shall be the “CD Rate” (“CD Rate Notes”), the “Commercial Paper Rate” (“Commercial Paper Rate Notes”), the “Federal Funds (Effective) Rate” (“Federal Funds (Effective) Rate Notes”), the “Federal Funds (Open) Rate” (“Federal Funds Open Rate”), “LIBOR” (“LIBOR Notes”), “EURIBOR” (“EURIBOR Notes”) the “Treasury Rate” (“Treasury Rate Notes”), the “Prime Rate” (“Prime Rate Notes”), the Eleventh District Cost of Funds Rate (“Eleventh District Cost of Funds Rate”), the CMS Rate (“CMS Rate”) or such other interest rate formula as may be designated in a Pricing Supplement, based upon the Index Maturity and adjusted by a Spread and/or Spread Multiplier, if any, as specified in the applicable Pricing Supplement setting forth the terms of each issuance of Notes (the “Pricing Supplement”). The “Index Maturity” is the particular maturity of the type of instrument or obligation from which the Interest Rate Basis is calculated (e.g., in the case of commercial paper, 30-day rather than 90-day commercial paper). The “Spread” is the number of basis points (100 basis points equals one percent) above or below the Interest Rate Basis applicable to such Floating Rate Note, and the “Spread Multiplier” is the percentage of the Interest Rate Basis applicable to the interest rate for such Floating Rate Note. The Spread, Spread Multiplier, Index Maturity and other variable terms as described below are subject to change by the Company from time to time, but no such change will affect any Floating Rate Note theretofore issued or as to which an offer has been accepted by the Company.

A Floating Rate Note may also have either or both of the following: (i) a maximum limit, or ceiling (“Maximum Interest Rate”), on the rate of interest which may apply during any Interest Period (as defined below) and (ii) a minimum limit, or floor (“Minimum Interest Rate”), on the rate of interest which may apply during any Interest Period. In addition to any Maximum Interest Rate which may be applicable to any Floating Rate Note pursuant to the above provisions, the interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

The applicable Pricing Supplement will specify for each Floating Rate Note the following terms: Interest Rate Basis, optional redemption dates (if any), rate of interest for the initial Interest Period (the “Initial Interest Rate”), Issue Date, Interest Determination Dates (as defined below), Interest Reset Dates (as defined below), Interest Payment Dates (as defined below), Index Maturity, Maturity Date, Maximum Interest Rate and Minimum Interest Rate, if any, and the Spread and/or Spread Multiplier, if any.

Interest Payment Dates

Unless otherwise indicated in the applicable Pricing Supplement, interest on Floating Rate Notes will be payable as set forth in the Basic Prospectus, as supplemented by the prospectus supplement dated May [__], 2006 relating to the Medium-Term Notes (the “MTN Prospectus”). Each date on which interest is payable on a Floating Rate Note is referred to herein as an “Interest Payment Date.”

Interest Reset Date

Unless otherwise indicated in the applicable Pricing Supplement, the rate of interest on each Floating Rate Note will be reset as provided in the MTN Prospectus (each date an “Interest Reset Date”).

Interest Determination Date

Unless otherwise indicated in the applicable Pricing Supplement, the “Interest Determination Date” pertaining to an Interest Reset Date for a Floating Rate Note shall be as set forth in the MTN Prospectus.

CD Rate Notes

A CD Rate Note will bear interest at the interest rate (calculated with reference to the CD Rate and the Spread and/or Spread Multiplier and will be subject to the minimum interest rate or the maximum interest rate, if any) specified in the CD Rate Note and in the applicable Pricing Supplement. Unless otherwise indicated in the applicable Pricing Supplement, the “CD Rate” shall be calculated as set forth in the MTN Prospectus.

Commercial Paper Rate Notes

A Commercial Paper Rate Note will bear interest at the interest rate (calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier and will be subject to the minimum interest rate or the maximum interest rate, if any) specified in the Commercial Paper Rate Note and in the applicable Pricing Supplement.

Unless otherwise indicated in the applicable Pricing Supplement, the “Commercial Paper Rate” shall be calculated as set forth in the MTN Prospectus.

Federal Funds (Effective) Rate Notes

A Federal Funds (Effective) Rate Note will bear interest at the interest rate (calculated with reference to the Federal Funds (Effective) Rate and the spread and/or Spread Multiplier and will be subject to the minimum interest rate or the maximum interest rate, if any) specified in the Federal Funds (Effective) Rate Note and in the applicable Pricing Supplement.

Unless otherwise indicated in the applicable Pricing Supplement, the “Federal Funds Effective Rate” shall be calculated as set forth in the MTN Prospectus.

Federal Funds (Open) Rate Notes

A Federal Funds Open Rate Note will bear interest at the interest rate (calculated with reference to the Federal Funds Open Rate and the spread and/or Spread Multiplier and will be subject to the minimum interest rate or the maximum interest rate, if any) specified in the Federal Funds Open Rate Note and in the applicable Pricing Supplement.

Unless otherwise indicated in the applicable Pricing Supplement, the “Federal Funds Open Rate” shall be calculated as set forth in the MTN Prospectus.

LIBOR Notes

A LIBOR Note will bear interest at the interest rate (calculated with reference to LIBOR and the Spread and/or Spread Multiplier and will be subject to the minimum interest rate or the maximum interest rate, if any) specified in the LIBOR Note and in the applicable Pricing Supplement.

Unless otherwise indicated in the applicable Pricing Supplement, LIBOR shall be calculated as set forth in the MTN Prospectus.

EURIBOR Notes

A EURIBOR Note will bear interest at the interest rate (calculated with reference to EURIBOR and the Spread and/or Spread Multiplier and will be subject to the minimum interest rate or the maximum interest rate, if any) specified in the EURIBOR Note and in the applicable Pricing Supplement.

Unless otherwise indicated in the applicable Pricing Supplement, EURIBOR shall be calculated as set forth in the MTN Prospectus.

Treasury Rate Notes

A Treasury Rate Note will bear interest at the interest rate (calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier and will be subject to the minimum interest rate or the maximum interest rate, if any) specified in the Treasury Rate Note and in the applicable Pricing Supplement.

Unless otherwise indicated in the applicable Pricing Supplement, the “Treasury Rate” or “CMT Rate” shall be calculated as set forth in the MTN Prospectus.

Prime Rate Notes

A Prime Rate Note will bear interest at the interest rate (calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier and will be subject to the minimum interest rate or the maximum interest rate, if any) specified in the Prime Rate Note and in the applicable Pricing Supplement.

Unless otherwise indicated in the applicable Pricing Supplement, the “Prime Rate” shall be calculated as set forth in the MTN Prospectus.

Eleventh District Cost of Funds Rate Notes

A Eleventh District Cost of Funds Rate Note will bear interest at the interest rate (calculated with reference to the Eleventh District Cost of Funds Rate and the Spread or Spread Multiplier and will be subject to the minimum interest rate or the maximum interest rate, if any) specified in the Eleventh District Cost of Funds Rate Note and in the applicable Pricing Supplement.

Unless otherwise indicated in the applicable Pricing Supplement, the “Eleventh District Cost of Funds Rate” shall be calculated as set forth in the MTN Prospectus.

CMS Rate Notes

A CMS Rate Note will bear interest at the interest rate (calculated with reference to the CMS Rate and the spread and/or Spread Multiplier and will be subject to the minimum interest rate or the maximum interest rate, if any) specified in the CMS Rate Note and in the applicable Pricing Supplement.

Unless otherwise indicated in the applicable Pricing Supplement, the “CMS Rate” shall be calculated as set forth in the MTN Prospectus.

Record Dates

Unless otherwise indicated in the applicable Pricing Supplement, interest payments on Floating Rate Notes will be made on the Interest Payment Dates to the registered owners at the close of business on the date 15 calendar days prior to such Interest Payment Date (the “Regular Record Date”). Interest payable at maturity will be paid to the same person to whom principal is payable. Interest will begin to accrue (except in the case of Floating Rate Notes which reset daily or weekly) on the Issue Date of a Note for the first interest period and from and including the last Interest Payment Date. Each payment of interest (except in the case of Floating Rate Notes which reset daily or weekly) shall include interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid (or, if none, from and including the Issue Date) to but excluding the next Interest Payment Date (an “Interest Period”). In the case of Floating Rate Notes that reset daily or weekly, interest payments will include accrued interest from and including the Issue Date or from and including the last date in respect of which interest has been paid, as the case may be, to, and including the Regular Record Date immediately preceding the applicable Interest Payment Date, providing that at maturity the interest payable will include interest accrued from and including the Issue Date or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, the date of maturity. The initial interest payment on Notes issued between a Regular Record Date and the Interest Payment Date immediately following such Regular Record Date will be made on the second Interest Payment Date following such issue (however, except as may otherwise be agreed to by the Company and the Agent, no Floating Rate Notes will be sold between a Regular Record Date and an Interest Payment Date).

Accrued Interest

Unless otherwise indicated in the applicable Pricing Supplement, accrued interest shall be calculated as set forth in the MTN Prospectus.

EXHIBIT B

LEHMAN BROTHERS HOLDINGS INC.

Medium-Term Notes, Series I

PURCHASE AGREEMENT

[                    ], 20

Lehman Brothers Holdings Inc.
745 Seventh Avenue
New York, New York 10019

Attention: Treasurer

Lehman Brothers Holdings Inc., a Delaware corporation (the “Company”), has previously entered into a Distribution Agreement dated May [   ], 2006 (the “Distribution Agreement”), between the Company and Lehman Brothers Inc. (the “Agent”), with respect to the issue and sale by the Company of its Medium Term Notes, Series I (“Securities”), pursuant to an Indenture dated as of September 1, 1987, as amended, between the Company and Citibank, N.A., as Trustee. The Distribution Agreement permits the Company to enter into an agreement with the Agent and/or one or more additional persons to purchase Securities as principals.

[The undersigned] [Each of the purchasers identified on Schedule I attached hereto] ([the] [each a] “Purchaser”) agrees[, severally and not jointly,] to purchase, at the purchase price (equal to the Issue Price less the Agents’ Commission) set forth in the Pricing Supplement dated                          , 20  , attached as Schedule II hereto (the “Pricing Supplement”), [$                 principal amount] [the principal amount] of Securities described below [set forth next to such Purchaser’s name on Schedule I attached hereto].

The Securities have the terms set forth in the Pricing Supplement.

The term ""Applicable Time'' means          [a.m.] [p.m.] (New York City time) on the date of this Agreement.

Each Purchaser’s obligation to purchase Securities hereunder is subject to the accuracy, as of the Settlement Date, of your representations and warranties contained in the Distribution Agreement and to your performance and observance of all applicable covenants and agreements contained therein, and the satisfaction of all conditions precedent contained therein, including, without limitation, those pursuant to Sections 5, 6 and 7 thereof. Each Purchaser’s obligation to purchase Securities hereunder is subject to the further condition precedent that the Company shall have furnished to each Purchaser copies of the most recent documents (including any prior documents referred to therein) previously delivered to the Agent pursuant to Sections 5 and 6 of the Distribution Agreement and such further information, certificates and documents as the Lead Manager, in its sole discretion, or counsel to Purchasers may reasonably request.

The “Lead Manager” for the Securities described in this Agreement is [insert lead manager’s name]. [Pursuant to the last sentence of Section 11(a) of the Distribution Agreement, the Lead Manager hereby requests the delivery of, and it is hereby agreed that there shall be delivered, documents pursuant to Section[s] [5(b)][5(c)][5(d)][5(e)] of the Distribution Agreement.] [In addition to the opinion delivered pursuant to Section 5(b) of the Distribution Agreement, the Chief Legal Officer, General Counsel or an Associate General Counsel of the Company shall furnish a statement that such counsel has no reason to believe that the Preliminary Prospectus, together with the final term sheet in the form attached hereto as Schedule IV and/or any Issuer Free Writing Prospectus(es) set forth on a schedule to such opinion acceptable to counsel to the Agent, as of the Applicable Time, [except for the information listed on Schedule III], contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.]

In accordance with Section 11(a) of the Distribution Agreement, each Purchaser (other than Lehman Brothers Inc.) hereby confirms that, with effect from the date hereof solely in respect of the issue of the Securities described above (the “Issue”), each Purchaser shall become a party to, and an Agent under, the Distribution Agreement, vested with all the authority, rights and powers, and subject to all duties and obligations of an Agent as if originally named as such under the Distribution Agreement.

Such appointment is limited to the Issue and is not for any other issue of Securities of the Company pursuant to the Distribution Agreement, and such appointment will terminate upon issue of the Securities comprising the Issue, but without prejudice to any rights, duties or obligations which have arisen prior to such termination.

Except as otherwise expressly provided herein, all terms used herein which are defined in the Distribution Agreement shall have the same meanings as in the Distribution Agreement, except that (i) the term “Securities” shall mean only the Securities that are part of the Issue, (ii) the term “Agent,” as used in the Distribution Agreement, shall be deemed to refer, where applicable and for purposes of this Agreement, only to the Purchasers (except for references in the Distribution Agreement to Agent where such Agent has discretion, in which case Agent shall mean the Lead Manager) and (ii) any reference to the Registration Statement or the Prospectus shall be deemed to refer to such documents as amended or supplemented as of the date of this Agreement and as of the Settlement Date, including any supplement relating to the Securities and containing the name of the Purchasers. [For purposes of Section 12 of the Distribution Agreement, the Lead Manager confirms that its notice details are as set forth immediately beneath its name].

[IF THE OFFERING IS A GLOBAL OFFERING:

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the Agent has represents and agrees, and each Agent agrees, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant

Implementation Date”) it has not made and will not make an offer of Securities to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of Securities to the public in that Relevant Member State:

(a) in (or in Germany, where the offer starts within) the period beginning on the date of publication of a prospectus in relation to those Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

(b) at any time to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(c) at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(d) at any time in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Securities to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

The Agent has represents and agrees, and any Agent will be required to represent and agree, that:

(a) in relation to any Securities which have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any Securities other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Securities would otherwise constitute a contravention of Section 19 of the FSMA by the Company;

(b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

(c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Securities in, from or otherwise involving the United Kingdom.

The Agent will have agreed that it, to the best of its knowledge after due inquiry, will comply with all applicable laws and regulations in force in any jurisdiction in which they offer or sell the Securities or possesses or distributes the Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus or any other offering material and will obtain any consent, approval or permission required by them for the offer or sale by them of the Securities under the laws and regulations in force in any jurisdiction to which they are subject or in which they make such offers or sales.]

[The undersigned] [Each of the Purchasers] agrees to perform its duties and obligations specifically provided to be performed by [each of] the Purchasers in accordance with the terms and provisions of the Distribution Agreement and the Procedures, as amended or supplemented hereby.

This Agreement shall be subject to the termination provisions of Section 10 of the Distribution Agreement.

[If one or more of the Purchasers shall fail at the Settlement Date to purchase the Securities which it or they are obligated to purchase (the “Defaulted Securities”), then the non-defaulting Purchasers (the “non-defaulting Purchasers”) shall have the right, within 24 hours thereafter, to make arrangements for one or more of them to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:

(A)   if the aggregate principal amount of Defaulted Securities does not exceed 9.09% of the aggregate principal amount of Securities to be so purchased hereunder on the Settlement Date, the non-defaulting Purchasers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial underwriting obligations bear to the underwriting obligations of all non-defaulting Purchasers; or

(B)   if the aggregate principal amount of Defaulted Securities exceeds 9.09% of the aggregate principal amount of Securities to be so purchased hereunder on the Settlement Date, this agreement shall terminate without liability on the part of any non-defaulting Purchaser.

No action taken pursuant to this paragraph shall relieve any defaulting Purchaser from liability in respect of its default. In the event of any such default which does not result in a termination of this agreement, either the non-defaulting Purchasers or the Company shall have the right to postpone the Settlement Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the Prospectus Supplement, the Pricing Supplement or any other documents or arrangements.]

[Notwithstanding anything in the Distribution Agreement to the contrary, the obligations of the Purchasers under Section 7 of the Distribution Agreement are several and not joint, and in no case shall any Purchaser (except as may be provided in any agreement among them) be responsible under Section 7(d) to contribute any amount by which the total price at which the Securities purchased by it exceeds the amount of any damages which the Purchaser has otherwise paid or become liable to pay with respect to the Securities purchased by such Purchaser hereunder.]

This Agreement shall be governed by and construed in accordance with the laws of New York. This Agreement may be executed in one or more counterparts and the executed counterparts taken together shall constitute one and the same agreement.

If the foregoing correctly sets forth the agreement among the parties hereto, please indicate your acceptance hereof in the space provided for that purpose below.

[NAME OF LEAD MANAGER]
[As Representative of the Purchasers named in Schedule I annexed hereto]

By:
Name:
Title:

Accepted: , 20

LEHMAN BROTHERS HOLDINGS INC.

By
Name:
Title:

SCHEDULE I

Purchaser	Principal Amount of Securities

$
Total	$

SCHEDULE II

[Pricing Supplement]

SCHEDULE III

[Exceptions to, if any, to Section 1(d) of the Distribution Agreement]

SCHEDULE IV

FORM OF FIXED RATE TERM SHEET

[To be modified as appropriate and completed prior to execution of this Purchase Agreement]

Issuer:	Lehman Brothers Holdings Inc.
Ratings:
Principal Amount:	$
[Re-opening to become fungible with $ Notes due 20 ]
Security Type:	Medium-Term Notes (Senior Notes)

Settlement Date:	, 20
Maturity Date:	, 20
Issue Price:	%
Coupon:	%
Benchmark Treasury:	% due , 20
Spread to Benchmark: Treasury:	basis points ( %)
Treasury Strike:	%
All-in Yield:	%
Interest Payment Dates:	Semi-annually on and , commencing on
, 20
[Redemption Provisions:]
[Call dates and price:	On , 20 [and each Interest Payment Date thereafter] at [100]%]
[Make-whole call:	[At any time] at a discount rate of Treasury plus basis pts.]
[Other Provisions:]
Denominations:	$
Underwriters:	Lehman Brothers ( %) (bookrunner)
[Others] ( %)

The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the prospectus for this offering in that registration statement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the prospectus from Lehman Brothers Inc. by calling 1-888-603-5847.

FORM OF FLOATING RATE TERM SHEET

[To be modified as appropriate and completed prior to execution of this Purchase Agreement]

Issuer:	Lehman Brothers Holdings Inc.
Ratings:
Principal Amount:	$
[Re-opening to become fungible with Notes due 20 ]
Security Type:	Medium-Term Notes (Senior Notes)

Issue Price:	% of principal amount
Settlement Date:	, 20
Maturity Date:	, 20
Coupon:	[ ]
Interest Payment Dates:	[ , , , commencing on , 200 ] [ ]
Interest Reset Dates:	[ ]
[Valuation Date]:	[ ]
Day Count Convention/	Actual/360; Modified Following, Adjusted
Business Day Convention:
[Redemption Provisions:]
[Call Dates and Price:	[On , 20 [and each Interest Payment Date thereafter] at [100]%]]
[ ]
Denominations:	$
[Other Provisions:]
Underwriters:	Lehman Brothers ( %) (bookrunner)
[Others] ( %)

The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the prospectus for this offering in that registration statement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the prospectus from Lehman Brothers Inc. by calling 1-888-603-5847.

EXHIBIT C

LEHMAN BROTHERS HOLDINGS INC.

Medium-Term Notes, Series I

AGENT ACCESSION LETTER

[Name of Agent
Address of Agent]

Ladies and Gentlemen:

Lehman Brothers Holdings Inc., a Delaware corporation (the “Company”), has previously entered into a Distribution Agreement dated May [    ], 2006 (the “Distribution Agreement”), between the Company and Lehman Brothers Inc. (the “Existing Agent”), with respect to the issue and sale by the Company of its Medium Term Notes, Series I pursuant to an Indenture dated as of September 1, 1987, as amended between the Company and Citibank, N.A., as Trustee. The Distribution Agreement permits the Company to appoint one or more additional persons to act as agent with respect to the Securities, on terms substantially the same as those contained in the Distribution Agreement. A copy of the Distribution Agreement, including the Procedures with respect to the issuance of the Securities attached thereto as Exhibit B, is attached hereto.

In accordance with Section 11(b) of the Distribution Agreement we hereby confirm that, with effect from the date hereof, solely in respect of the issue of               Notes due                      (the “Issue”), you shall become a party to, and an Agent under, the Distribution Agreement, vested with all the authority, rights and powers, and subject to all duties and obligations of an Agent in relation to the Issue as if originally named as such under the Distribution Agreement. The undersigned agrees that it is acting as agent (not as principal) in connection with the Issue.

Such appointment is limited to the Issue and is not for any other issue of Securities of the Company pursuant to the Distribution Agreement, and such appointment will terminate upon issue of the Securities comprising the Issue but without prejudice to any rights, duties or obligations which have arisen prior to such termination.

Except as otherwise expressly provided herein, all terms used herein which are defined in the Distribution Agreement shall have the same meanings as in the Distribution Agreement, except that (i) the terms “Agent,” “Agents” and “Additional Agents” as used in the Distribution Agreement, shall be deemed to refer, where applicable and for purposes of this Agreement, only to you, (ii) your obligation to act as Agent hereunder shall subject to you having received copies of the most recent documents (including any prior documents referred to therein) previously delivered to the Existing Agent pursuant to Sections 5 and 6 of the Distribution Agreement, and (iii) any reference to the Registration Statement or the Prospectus shall be deemed to refer to such documents as amended or supplemented as of the date of this Agreement and as of the Settlement Date, including any supplement relating to the Securities and/or containing the name of the Agent and/or Additional Agents. By your signature below, you confirm that such documents are to your satisfaction. For purposes of Section 11 of the Distribution Agreement, you confirm that your notice details are as set forth immediately beneath your signature.

Each of the parties to this letter agrees to perform its respective duties and obligations specifically provided to be performed by each of the parties to in accordance with the terms and provisions of the Distribution Agreement and the Procedures, as amended or supplemented hereby.

[Notwithstanding anything in the Distribution Agreement to the contrary, the obligations of the Agent and Additional Agents under Section 7 of the Distribution Agreement are several and not joint, and in no case shall any Agent or Additional Agent (except as may be provided in any agreement among them) be responsible under Section 7(d) to contribute any amount by which the total price at which the Securities purchased by it exceeds the amount of any damages which the Purchaser has otherwise paid or become liable to pay from the offering of the Securities.]

This Agreement shall be governed by the laws of the State of New York. This Agreement may be executed in one or more counterparts and the executed counterparts taken together shall constitute one and the same agreement.

If the foregoing correctly sets forth the agreement among the parties hereto, please indicate your acceptance hereof in the space provided for that purpose below.

Very truly yours,

LEHMAN BROTHERS HOLDINGS INC.

By:
Name:
Title:

CONFIRMED AND ACCEPTED, as of
the date first above written

[Insert name of Additional Agent and information
pursuant to Section 12 of the Distribution Agreement]

By:
Name:
Title:

Notice information pursuant to Section 12 of the Distribution Agreement:

Name:
Address:
Contact Person:
Telephone:
Facsimile: